Exhibit 10.7
AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT
This AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT (this “Amendment”) is dated as of February 24, 2026, by and among Starwood Property Trust, Inc., a Maryland corporation (the “Company”), and SPT Management, LLC, a Delaware limited liability company (the “Manager”). Unless the context requires otherwise, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement (as defined below).
RECITALS
WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of August 17, 2009 and as amended from time to time, including by Amendment No. 1 to Management Agreement, dated as of May 7, 2012, Amendment No. 2 to Management Agreement, dated as of December 4, 2014, Amendment No. 3 to the Management Agreement, dated as of August 4, 2016, and Amendment No. 4 to the Management Agreement, dated as of February 15, 2018 (the “Agreement”);
WHEREAS, on August 1, 2013 and August 4, 2016, the Company and the Manager amended the Investment Guidelines;
WHEREAS, the Company and the Manager desire to further amend, and do hereby further amend, the Investment Guidelines as set forth herein; and
WHEREAS, the amendments to the Investment Guidelines set forth herein have been approved and adopted by the Board (including a majority of the Independent Directors) and the Manager Investment Committee.
NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:
1.1Investment Guidelines. Section 6 of Exhibit A to the Agreement is hereby removed in its entirety and shall be of no further force or effect.
1.2Representations and Warranties.
(a)The Company represents and warrants to the Manager that this Amendment: (i) has been duly and validly executed and delivered by the Company; and (ii) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.
(b)The Manager represents and warrants to the Company that this Amendment: (i) has been duly and validly executed and delivered by the Manager; and (ii) constitutes the legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.
1.3Ratification of Agreement. Except as expressly provided in this Amendment, all of the terms, covenants and other provisions of the Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.
1.4Miscellaneous Provisions. The provisions of Section 16 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

STARWOOD PROPERTY TRUST, INC.

By:	/s/ HEATHER N. BENNETT
Name: Heather N. Bennett Title: General Counsel & Chief Compliance Officer

SPT MANAGEMENT, LLC

By:	/s/ ANDREW SOSSEN
Name: Andrew Sossen Title: Authorized Signatory
[Amendment No. 5 to Management Agreement]